Exhibit 99

Silicon Labs Reports Fourth Quarter and Full Year 2022 Results

IoT leader doubles revenue in two years to more than $1 billion

AUSTIN, Texas – February 1, 2023 – Silicon Labs (NASDAQ: SLAB), a leader in secure, intelligent wireless technology for a more connected world, reported financial results for the fourth quarter, which ended December 31, 2022. Revenue exceeded the top end of the guidance range at $257 million, up 23% year-on-year. Silicon Labs saw full-year revenue growth across both its Industrial & Commercial and Home & Life product groups.

“We are incredibly proud of our team’s execution in doubling our organic revenue in two years to more than $1 billion annually, while at the same time increasing our design wins by 120%,” said Matt Johnson, President and Chief Executive Officer at Silicon Labs. “The strength of our opportunity funnel and design win pipeline gives us confidence in our ability to continue expanding our leadership position in IoT while navigating the current economic uncertainty.”

Fourth Quarter Financial Highlights

•	Revenue was $257 million, up 23% year-on-year

•	Industrial & Commercial revenue for the quarter was $157 million, up 36% year-on-year

•	Home & Life revenue for the quarter was $100 million, up 8% year-on-year

•	Gross margin of 61% was favorable due to strong product, pricing, and customer mix in the quarter

Results on a GAAP basis:

•	GAAP gross margin was 61%

•	GAAP R&D expenses were $87 million

•	GAAP SG&A expenses were $47 million

•	GAAP operating income as a percentage of revenue was 9%

•	GAAP diluted earnings per share were $0.76

Results on a non-GAAP basis, excluding the impact of stock compensation, amortization of acquired intangible assets, and certain other items as set forth in the below GAAP to Non-GAAP reconciliation tables were as follows:

•	Non-GAAP gross margin was 61%

•	Non-GAAP R&D expenses were $70 million

•	Non-GAAP SG&A expenses were $39 million

•	Non-GAAP operating income as a percentage of revenue was 19%

•	Non-GAAP diluted earnings per share were $1.31

Business Highlights

•	The Connectivity Standards Alliance (CSA) announced the release of Matter 1.0, the application layer protocol developed specifically to address device interoperability within the smart home. Silicon Labs is the leading semiconductor company code contributor to Matter, and as of the end of 2022, claims 86% of Matter over Thread’s industry certifications. Silicon Labs has become a one-stop resource for Matter devices, border routers, and bridges so developers can easily bridge Matter to other IoT development platforms like Wi-Fi, Zigbee, Thread, and Z-Wave while leveraging their experience with Silicon Labs’ hardware and tools.

•	Silicon Labs President and CEO Matt Johnson was elected Chair of the Semiconductor Industry Association (SIA) Board of Directors. SIA represents 99% of the U.S. semiconductor industry by revenue and nearly two-thirds of non-U.S. chip firms.

•	Completed the buyback of $200 million of the company’s shares in the quarter, resulting in the retirement of 1.6 million shares and bringing the total share repurchase activity since the announcement of the divestiture in April 2021 to more than $2 billion, retiring more than 25% of the then outstanding shares.

Business Outlook

The company expects first-quarter revenue to be between $242 to $252 million. The company also estimates the following results:

On a GAAP basis:

•	GAAP gross margin of approximately 63%

•	GAAP operating expenses of approximately $139 million

•	GAAP effective tax rate of approximately 31%

•	GAAP diluted earnings per share between $0.36 to $0.46

On a non-GAAP basis, excluding the impact of stock compensation, amortization of acquired intangible assets, and certain other items as set forth in the reconciliation tables:

•	Non-GAAP gross margin of approximately 63%

•	Non-GAAP operating expenses of approximately $111 million

•	Non-GAAP effective tax rate of approximately 23%

•	Non-GAAP diluted earnings per share between $1.07 to $1.17

Earnings Webcast and Conference Call

Silicon Labs will host an earnings conference call to discuss the quarterly results and answer questions at 7:30 am CDT today. An audio webcast will be available on Silicon Labs' website (www.silabs.com) under Investor Relations. In addition, the company will post an audio recording of the event at silabs.com/investors and make a replay available through March 1, 2023, online or by calling (877) 344-7529 (US) or (412) 317-0088 (international) and entering access code 2355666.

About Silicon Labs

Silicon Labs (NASDAQ: SLAB) is a leader in secure, intelligent wireless technology for a more connected world. Our integrated hardware and software platform, intuitive development tools, thriving ecosystem, and robust support make us an ideal long-term partner in building advanced industrial, commercial, home and life applications. We make it easy for developers to solve complex wireless challenges throughout the product lifecycle and get to market quickly with innovative solutions that transform industries, grow economies, and improve lives. silabs.com

Forward-Looking Statements

This press release contains forward-looking statements based on Silicon Labs’ current expectations. The words “believe”, “estimate”, “expect”, “intend”, “anticipate”, “plan”, “project”, “will”, and similar phrases as they relate to Silicon Labs are intended to identify such forward-looking statements. These forward-looking statements reflect the current views and assumptions of Silicon Labs and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. Among the factors that could cause actual results to differ materially from those in the forward-looking statements are the following: the competitive and cyclical nature of the semiconductor industry; the challenging macroeconomic environment; geographic concentration of manufacturers, assemblers, test service providers and customers in Asia that subjects Silicon Labs’ business and results of operations to risks of natural disasters, epidemics or pandemics, war and political unrest; risks that demand and the supply chain may be adversely affected by military conflict (including between Russia and Ukraine), terrorism, sanctions or other geopolitical events globally (including conflict between Taiwan and China); risks that Silicon Labs may not be able to maintain its historical growth; quarterly fluctuations in revenues and operating results; difficulties developing new products that achieve market acceptance; risks associated with international activities (including trade barriers, particularly with respect to China); intellectual property litigation risks; risks associated with acquisitions and divestitures; product liability risks; difficulties managing and/or obtaining sufficient supply from Silicon Labs’ distributors, manufacturers and subcontractors; dependence on a limited number of products; absence of long-term commitments from customers; inventory-related risks; difficulties managing international activities; risks that Silicon Labs may not be able to manage strains associated with its growth; credit risks associated with its accounts receivable; dependence on key personnel; stock price volatility the impact of COVID-19 on the U.S. and global economy; debt-related risks; capital-raising risks; the timing and scope of share repurchases and/or dividends; average selling prices of products may decrease significantly and rapidly; information technology risks; cyber-attacks against Silicon Labs’ products and its networks and other factors that are detailed in the SEC filings of Silicon Laboratories Inc. Silicon Labs disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. References in this press release to Silicon Labs shall mean Silicon Laboratories Inc.

Note to editors: Silicon Laboratories, Silicon Labs, the “S” symbol, and the Silicon Labs logo are trademarks of Silicon Laboratories Inc. All other product names noted herein may be trademarks of their respective holders.

CONTACT: Thomas Haws, Investor Relations Manager, (512) 416-8500, investor.relations@silabs.com

Silicon Laboratories Inc.

Condensed Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Year Ended
	December 31, 2022	January 1, 2022	December 31, 2022	January 1, 2022
Revenues	$257,325	$208,680	$1,024,106	$720,860
Cost of revenues	100,028	80,849	381,549	295,468
Gross profit	157,297	127,831	642,557	425,392
Operating expenses:
Research and development	86,649	71,705	332,326	273,208
Selling, general and administrative	46,573	53,487	190,971	185,022
Operating expenses	133,222	125,192	523,297	458,230
Operating income (loss)	24,075	2,639	119,260	(32,838)
Other income (expense):
Interest income and other, net	4,299	2,595	13,915	5,696
Interest expense	(1,849)	(6,628)	(6,723)	(31,033)
Income (loss) from continuing operations before income taxes	26,525	(1,394)	126,452	(58,175)
Provision for income taxes	1,579	884	38,450	13,427
Equity-method earnings	415	7,791	3,400	13,728
Income (loss) from continuing operations	25,361	5,513	91,402	(57,874)
Income (loss) from discontinued operations, net of income taxes	--	(8,611)	--	2,175,273

Net income (loss)	$25,361	$(3,098)	$91,402	$2,117,399

Basic earnings (loss) per share:
Continuing operations	$0.78	$0.14	$2.61	$(1.35)
Net income	$0.78	$(0.08)	$2.61	$49.44

Diluted earnings (loss) per share:
Continuing operations	$0.76	$0.13	$2.54	$(1.35)
Net income	$0.76	$(0.08)	$2.54	$47.78

Weighted-average common shares outstanding:
Basic	32,542	38,965	35,086	42,830
Diluted	33,265	41,031	36,042	44,315

Non-GAAP Financial Measurements

In addition to the GAAP results provided throughout this document, Silicon Labs has provided non-GAAP financial measurements on a basis excluding non-cash and other charges and benefits. Details of these excluded items are presented in the tables below, which reconcile the GAAP results to non-GAAP financial measurements.

The non-GAAP financial measurements do not replace the presentation of Silicon Labs’ GAAP financial results. These measurements provide supplemental information to assist management and investors in analyzing Silicon Labs’ financial position and results of operations. Silicon Labs has chosen to provide this information to investors to enable them to perform meaningful comparisons of past, present, and future operating results and as a means to emphasize the results of core on-going operations.

Unaudited Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands, except per share data)

	Three Months Ended December 31, 2022
Non-GAAP Income Statement Items	GAAP Measure	GAAP Percent of Revenue	Stock Compensation Expense	Intangible Asset Amortization	Termination Costs & Other	Non- GAAP Measure	Non-GAAP Percent of Revenue
Revenues	$257,325

Gross profit	157,297	61.1%	$318	$--	$--	$157,615	61.3%

Research and development	86,649	33.7%	9,378	6,724	873	69,674	27.1%

Selling, general and administrative	46,573	18.1%	7,601	19	(279)	39,232	15.2%

Operating income	24,075	9.4%	17,297	6,743	594	48,709	18.9%

	Three Months Ended December 31, 2022
Non-GAAP Earnings Per Share	GAAP Measure	Stock Compensation Expense*	Intangible Asset Amortization*	Termination Costs & Other*	Equity-Method Investment Adjustments*	Income Tax Adjustments	Non- GAAP Measure
Net income	$25,361	$17,297	$6,743	$594	$(414)	$(6,047)	$43,534

Diluted shares outstanding	33,265						33,265

Diluted earnings per share	$0.76						$1.31

* Represents pre-tax amounts

Unaudited Forward-Looking Statements Regarding Business Outlook

(In millions, except per share data)

	Three Months Ending April 1, 2023
Business Outlook	GAAP Measure	Non-GAAP Adjustments**	Non-GAAP Measure
Gross margin	63%	0%	63%

Operating expenses	$139	$(28)	$111

Effective tax rate	31%	(8)%	23%

Diluted earnings per share - low	$0.36	$0.71	$1.07

Diluted earnings per share - high	$0.46	$0.71	$1.17

** Non-GAAP adjustments include the following estimates: stock compensation expense of $16.6 million, intangible asset amortization of $6.5 million, termination costs of $5.4 million, and the associated tax impact from the aforementioned items.

Silicon Laboratories Inc.

Condensed Consolidated Balance Sheets

(In thousands, except per share data)

(Unaudited)

	December 31, 2022	January 1, 2022
Assets
Current assets:
Cash and cash equivalents	$499,915	$1,074,623
Short-term investments	692,024	964,582
Accounts receivable, net	71,437	98,313
Inventories	100,417	49,307
Prepaid expenses and other current assets	97,570	51,748
Total current assets	1,461,363	2,238,573
Property and equipment, net	152,016	146,516
Goodwill	376,389	376,389
Other intangible assets, net	84,907	118,978
Other assets, net	94,753	77,839
Total assets	$2,169,428	$2,958,295

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$89,860	$47,327
Current portion of convertible debt, net	--	450,599
Deferred revenue and returns liability	6,780	13,849
Other current liabilities	89,136	157,052
Total current liabilities	185,776	668,827
Convertible debt, net	529,573	--
Other non-current liabilities	49,071	77,044
Total liabilities	764,420	745,871
Commitments and contingencies
Stockholders’ equity:
Preferred stock – $0.0001 par value; 10,000 shares authorized; no shares issued	--	--
Common stock – $0.0001 par value; 250,000 shares authorized; 31,994 and 38,481 shares issued and outstanding at December 31, 2022 and January 1, 2022, respectively	3	4
Retained earnings	1,415,693	2,214,839
Accumulated other comprehensive loss	(10,688)	(2,419)
Total stockholders’ equity	1,405,008	2,212,424
Total liabilities and stockholders’ equity	$2,169,428	$2,958,295

Silicon Laboratories Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Year Ended
	December 31, 2022	January 1, 2022
Operating Activities
Net income	$91,402	$2,117,399
Adjustments to reconcile net income to net cash provided by (used in) operating activities of continuing operations:
Income from discontinued operations, net of income taxes	--	(2,175,273)
Depreciation of property and equipment	22,524	18,051
Amortization of other intangible assets	34,071	44,505
Amortization of debt discount and debt issuance costs	2,003	22,767
Loss on extinguishment of convertible debt	3	3,370
Stock-based compensation expense	60,510	56,842
Equity-method earnings	(3,400)	(13,728)
Deferred income taxes	(18,240)	(3,414)
Changes in operating assets and liabilities:
Accounts receivable	26,876	(3,144)
Inventories	(51,044)	(1,510)
Prepaid expenses and other assets	(31,240)	44,664
Accounts payable	36,797	(7,704)
Other current liabilities and income taxes	(12,738)	2,109
Deferred revenue and returns liability	(7,069)	863
Other non-current liabilities	(9,181)	(14,599)
Net cash provided by operating activities of continuing operations	141,274	91,198
Investing Activities
Purchases of marketable securities	(607,237)	(1,541,971)
Sales of marketable securities	223,354	250,075
Maturities of marketable securities	650,946	844,966
Purchases of property and equipment	(26,525)	(28,577)
Purchases of other assets	--	(1,158)
Net cash provided by (used in) investing activities of continuing operations	240,538	(476,665)
Financing Activities
Payments on debt	(21)	(140,572)
Repurchases of common stock	(883,424)	(1,150,044)
Payment of taxes withheld for vested stock awards	(15,387)	(22,239)
Proceeds from the issuance of common stock	11,779	14,183
Net cash used in financing activities of continuing operations	(887,053)	(1,298,672)
Discontinued Operations
Operating activities	(69,467)	(191,642)
Investing activities	--	2,747,684
Net cash provided by (used in) discontinued operations	(69,467)	2,556,042
Increase (decrease) in cash and cash equivalents	(574,708)	871,903
Cash and cash equivalents at beginning of period	1,074,623	202,720
Cash and cash equivalents at end of period	$499,915	$1,074,623